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                                                                    EXHIBIT 99.3


This Proxy is Solicited By The Board of Directors of the Company

MOTIENT CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

 _______________ __, 2001


The undersigned hereby constitutes and appoints Gary M. Parsons and Walter V. Purnell, Jr., and each of them, true and lawful agents and proxies ("Proxies"), with full power of substitution and revocation in each, to attend the Special Meeting of Stockholders of Motient Corporation to be held at 9:00 a.m. on ___________, ____ __, 2001 at the American Society of Civil Engineers (ASCE), Bechtel Conference Center, 1801 Alexander Bell Drive, Reston, Virginia, and any adjournments thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present (i) as designated upon the matters set forth on the reverse side, and (ii) in their discretion, upon the approval of minutes of prior meetings of the stockholders and such other business as may properly come before the meeting.


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made with respect to any proposal, this proxy will be voted FOR such proposal. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournments thereof.


(change of address/comments)

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(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE.

(REVERSE SIDE)

1. A. Approval of a restated certificate of incorporation which creates (1) a class of non-voting common stock, (2) a series of preferred stock designated Series A voting convertible preferred stock, and (3) a series of preferred stock designated Series A non-voting convertible preferred stock.


        FOR                             AGAINST                         ABSTAIN

        [ ]                               [ ]                              [ ]

B. Approval of a restated certificate of incorporation which increases the authorized capital stock from 150.2 million to 300 million shares.


        FOR                             AGAINST                         ABSTAIN


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        [ ]                               [ ]                              [ ]


2. Approval of the issuance of Series A preferred stock, stock options and warrants pursuant to the Agreement and Plan of Merger, dated May 14, 2001, by and among Motient Corporation, MR Acquisition Corp. and Rare Medium Group, Inc., as amended, and the issuance of the underlying shares of Series A preferred stock, Series A non-voting preferred stock, common stock and non-voting common stock issuable upon conversion and/or excersise of the securities issued pursuant to the merger agreement.


        FOR                             AGAINST                         ABSTAIN

        [ ]                               [ ]                              [ ]


3. Approval of an amendment to the Employee Stock Purchase Plan to increase the authorized number of shares of common stock reserved for issuance under the plan.


        FOR                             AGAINST                         ABSTAIN

        [ ]                               [ ]                              [ ]


4. Approval of an amendment to the certificate of incorporation to effect a 1-for-10 reverse stock split.


        FOR                             AGAINST                         ABSTAIN

        [ ]                               [ ]                              [ ]


|_| Change of address/comments on reverse side.


INSTRUCTIONS:

1. Please sign exactly as name is printed hereon.
2. If shares are held jointly, each holder should sign.
3. If signing as executor or trustee or in similar fiduciary capacity, please give full title as such.
4. If a corporation, please sign full corporate name by President or other authorized officer.
5. If a partnership, please sign partners name by authorized person.


SIGNATURE(S)                                       DATE


MOTIENT CORPORATION

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same


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manner as if you had marked, signed and returned your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:

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Using a Touch-Tone phone call Toll-Free: 1-877-PRX-VOTE (1-877-779-8683) and from outside the United States, call direct: 1-201-536-8073

To Vote by Internet:

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Log on to the Internet and to the website: http://www.eproxyvote.com/mtnt
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

THANK YOU FOR VOTING YOUR SHARES
YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.